Exhibit 10.1

ACUERDO DE TRANSACCIÓN

Este ACUERDO DE TRANSACCIÓN (en adelante el “Acuerdo”) es celebrado y entra en vigencia a partir de la Fecha Efectiva (definida más adelante), entre las siguientes partes:

1.    RECAUDO BOGOTÁ S.A.S., sociedad comercial constituida bajo las leyes de Colombia, domiciliada en Bogotá D.C. representada en este acto por JAVIER CANCELA FRÍAS, mayor de edad, identificado como aparece al pie de su firma, en su calidad de representante legal (en adelante “RECAUDO BOGOTÁ”).

2.    ID GLOBAL LATAM S.A.S, sociedad comercial constituida bajo las leyes de la República de Colombia, domiciliada en Bogotá D.C. representada en este acto por Ricardo Adolfo Galeano Arias, mayor de edad, identificado como aparece al pie de su firma, en su calidad de Gerente y representante legal de la compañía (en adelante “ID GLOBAL LATAM”).

Los sujetos antes identificados serán identificados individualmente como “Parte”, y conjuntamente como las “Partes”.

Las Partes hemos convenido celebrar este Acuerdo, regulado por los términos de los artículos 2469 y siguientes del Código Civil Colombiano, con el fin de transigir y resolver nuestras controversias, con efecto de cosa juzgada. El Acuerdo se regirá por las cláusulas que a continuación se estipulan, previas las siguientes:

CONSIDERACIONES:

1.    El 30 de diciembre de 2016, RECAUDO BOGOTÁ e ID GLOBAL LATAM celebraron un contrato denominado “Contrato de Prestación de Servicios de Recolección de Dinero en efectivo”, en virtud del cual ID GLOBAL LATAM se obligó a prestar servicios relacionados con la recolección de dinero en efectivo para el Sistema Integrado de Transporte Público de Bogotá (en adelante “Contrato No.2”), el cual se anexa al presente escrito.

2.    Que se han generado diferencias entre IDG GLOBAL LATAM y RECAUDO BOGOTÁ respecto de fechas de entrega, financiación, cantidad y especificaciones técnicas de los equipos que deben ser entregados por IDG LATAM y, por lo tanto, las partes han decidido dar por terminado el Contrato No. 2.

3.    Que las Partes están interesadas en definir los términos de la terminación de cualquier relación jurídica existente entre ellas, y, específicamente, en dar por transigidos todos los asuntos entre ellas, derivados de o relacionados con el Contrato No.2.

SETTLEMENT AGREEMENT

This SETTLEMENT AGREEMENT (hereinafter the “Agreement”) is entered into, and shall become effective from the Effective Date (as defined below) between the following parties:

1.    RECAUDO BOGOTÁ S.A.S., a corporation incorporated under the laws of Colombia, domiciled in Bogotá, represented by JAVIER CANCELA FRÍAS, of legal age, whose identification follows his signature, in his capacity as legal representative of the company (hereinafter “RECAUDO BOGOTÁ”).

2.    ID GLOBAL LATAM S.A.S, a corporation organized and existing under the laws of Colombia, domiciled in Bogotá, represented RICARDO ADOLFO GALEANO ARIAS, of legal age, whose identification follows his signature, in his capacity as manager and legal representative of the company (hereinafter “ID GLOBAL LATAM”).

The abovementioned subjects will individually identify as “Party”, and collectively as the “Parties”.

The Parties have agreed to enter into this Agreement, governed under the terms of articles 2469 et. seq. of the Colombian Civil Code, to settle and resolve our controversies between, with res judicata effects. The Agreement shall be governed by the following terms, prior to the following:

WHEREAS

1.    On December 30, 2016, RECAUDO BOGOTÁ and ID GLOBAL LATAM entered into an agreement so-called “Contract for the Provision of Cash Collection Services” in which ID GLOBAL LATAM was obliged to provide services related to the cash collection for the Public Integrated Transportation System of Bogota (hereinafter “Agreement. No.2”) hereby attached.

2.    Differences have arisen between IDG GLOBAL LATAM and RECAUDO BOGOTÁ in regards to the delivery date, financing, quantity and the technical requirements of the machines that had to be delivered by IDG LATAM. Therefore the parties have decided to terminate Agreement No.2.

3.    Consequently, the Parties are interested in setting forth the terms whereby any legal relationship between them shall terminate, and specifically, settling all matters between them related to Agreement No.2.

4.    Las Partes, capaces en los términos del artículo 2470 del Código Civil, desean precaver cualquier diferencia o litigio presente o futuro que se presente en virtud del Contrato No.2 y con ese propósito suscriben el presente Acuerdo.

5.    Las Partes llevaron a cabo negociaciones para transigir las disputas descritas anteriormente y han alcanzado un acuerdo cuyos términos se describen a continuación.

En atención a las anteriores consideraciones y por mutuo acuerdo, las Partes acuerdan lo siguiente:

CLÁUSULAS:

PRIMERA. – OBJETO DEL ACUERDO: A través de este Acuerdo, las Partes, con capacidad jurídica plena en los términos de la Ley colombiana, han decidido transigir, renunciar y dar por terminadas definitivamente, por mutuo acuerdo, todas y cada una de las diferencias y los conflictos actuales y futuros entre RECAUDO BOGOTA y ID GLOBAL LATAM, que se mencionan a continuación:

a.    Todas las diferencias y reclamaciones surgidas y/o que hubieren podido existir entre las Partes en relación o con ocasión del Contrato No.2, o por cualquier otra causa directa o indirectamente relacionada con el Contrato No.2, especialmente y sin limitarse a las diferencias relacionadas con:

(i)           Cualquier suma, indemnización y/o prestación pendientes de pago por las Partes;

(ii)          La terminación del Contrato No.2.

(iii)         Cualquier tipo de reclamación derivada del (los) eventual(es) incumplimiento(s) del Contrato No.2; y

(iv)         Todos los asuntos y/o diferencias mencionadas en las Consideraciones de este Acuerdo.

b.    Por lo anterior, mediante el presente Acuerdo, las Partes aceptan que todos los derechos y obligaciones ciertos o inciertos, actuales o futuros, que pudieran originarse en favor de cualquiera de ellas, directa o indirectamente relacionadas con la celebración, ejecución y/o terminación del Contrato No.2, quedan definitivamente transigidos mediante la suscripción del presente Acuerdo.

4.    The Parties, who have legal capacity in accordance with the terms of article 2470 of the Civil Code, wish to avoid any current and/or future dispute or litigation. Thus, they hereby execute this Agreement.

5.    The Parties undertook negotiations to settle the disputes described above and have reached an agreement which terms are contained below.

Therefore, in consideration of the foregoing premises, and by mutual consent, the Parties have agreed as follows:

CLAUSES

FIRST. – PURPOSE OF THE AGREEMENT: Through this Agreement, the Parties, all legally capable under the terms of Colombian Law, have decided to settle, waive and finally terminate, by mutual consent, each and all of the current or future differences or disputes between RECAUDO BOGOTA and ID GLOBAL LATAM, as follows:

a.           All the differences and complaints that could have existed between the Parties in relation to Agreement No.2, or due to any other indirect cause related to Agreement No.2, specially, but not limited to the differences related to:

(i)           Any sum, compensation and/or pending payment to be made among the Parties;

(ii)          The termination of Agreement No.2.

(iii)         Any kind of complaint derived from the breach of Agreement No.2.; and

(iv)         Any other affair or disputes referred to in the Whereas section of this Agreement.

b.            In this vein, the Parties herein accept that all the rights and obligations, certain or uncertain, current or future, that may arise in favor of any of them, directly or indirectly related to, its execution and/or termination of Agreement No.2, are hereby are definitively settled by means of the execution of this Agreement.

Es el propósito de este Acuerdo terminar cualquier litigio o procedimiento y prevenir el inicio de cualquier procedimiento judicial o de cualquier otra naturaleza relacionado con el Contrato No.2 y desistir de cualquier acción o reclamo relacionado con, o que intente obtener el reconocimiento de cualquier pago o indemnización de cualquier tipo.

En consecuencia, las Partes acuerdan abstenerse de iniciar, continuar, promover o contribuir a procesos arbitrales, judiciales, administrativos o constitucionales, así como acciones, reclamos, demandas, quejas o inconformidades que puedan afectar o estén relacionadas con este Acuerdo.

SEGUNDA. - TÉRMINOS DE LA TRANSACCIÓN Y CONCESIONES MUTUAS: Mediante la ejecución de este Acuerdo, las Partes hacen las siguientes concesiones recíprocas en los siguientes términos:

a.     Concesiones y declaraciones de ID GLOBAL LATAM S.A.S.:

i.      ID GLOBAL LATAM S.A.S. acepta expresamente que el Contrato de Prestación del Servicio de Recolección de Dinero en Efectivo de fecha 30 de diciembre de 2016 es la única relación comercial existente entre las Partes.

ii.     ID GLOBAL LATAM S.A.S. realiza las siguientes concesiones en beneficio de RECAUDO BOGOTA:

1.    La Partes acuerdan la terminación del Contrato No.2, y por tanto desisten de cualquier acción o reclamo relacionado con, o que intente obtener el reconocimiento de cualquier pago o indemnización de cualquier tipo.

2.    En consecuencia, las Partes acuerdan abstenerse de iniciar, continuar, promover o contribuir a procesos arbitrales, judiciales, administrativos o constitucionales, así como acciones, reclamos, demandas, quejas o inconformidades que puedan afectar o estén relacionadas con el Contrato No 2.

It is the purpose of this Agreement to terminate any proceeding and prevent the litigation related to Agreement No.2 and renounce any action, litigation or proceeding and prevent the initiation of any judicial or other proceeding, and desist from any claim related to or intended to obtain recognition or payment of any sum or compensation of any kind.

Therefore, the Parties herewith agree to abstain from filing, initiating, continuing, promoting or contribute in arbitration, judicial, administrative or constitutional actions, claims, lawsuits, complaints or non-conformities that may affect or are related to this Agreement.

SECOND. - TERMS OF THE SETTLEMENT AND MUTUAL CONCESSIONS: By means of the execution of this Agreement, the Parties herein make the following reciprocal concessions:

a.            Concessions and declarations by ID GLOBAL LATAM S.A.S.:

i.      ID GLOBAL LATAM S.A.S. expressly agrees that the Contract for the Provision of Cash Collection Services, dated December 30. 2016, is the only existing commercial relation among the Parties.

ii.    ID GLOBAL LATAM S.A.S makes the following concessions for the benefit of RECAUDO BOGOTÁ:

1.    The parties agree to terminate Agreement No.2, and therefore renounce to initiate any action or claim related to, or seeking to obtain the recognition of any payment or compensation of any kind.

2.    In consequence, the Parties agree to refrain from initiating, continuing, promoting, or contributing in arbitral, judicial, administrative or constitutional proceedings, as well as any actions, claims, lawsuits, complaints or non-conformities that could affect or be related to the Agreement No.2.

Las Partes acuerdan por medio del presente acuerdo poner fin a todas las diferencias y reclamaciones surgidas y que hubieren podido existir entre las Partes en relación o con ocasión del Contrato No.2.

En virtud de esta terminación del Contrato No 2, las Partes acuerdan que no habrá lugar al pago de indemnización, sanción, penalización, perjuicio o exigencia de alguna obligación para las Partes.

iii.    ID GLOBAL LATAM acepta expresamente que no existen obligaciones pendientes a cargo de RECAUDO BOGOTÁ y en favor de ID GLOBAL LATAM derivadas, directa o indirectamente, del Contrato No. 2.

iv.    ID GLOBAL LATAM, directamente y a través de sus predecesores, y de cada uno de sus respectivos directivos, empleados, apoderados, directores, compañías afiliadas, socios, agentes, contadores, gerentes, licenciados, sucesores, cualquier clase de beneficiarios o cesionarios renuncia y desiste, respecto de RECAUDO BOGOTA, de sus predecesores, matrices, subsidiarias y afiliadas, y de cada uno de sus respectivos propietarios, accionistas, directivos, empleados, apoderados, directores, socios, controlantes directos e indirectos, agentes, contadores, gerentes, licenciados, sucesores, de lo siguiente:

1.    Cualquier reclamo originado o derivado de la negociación, celebración, ejecución y/o terminación del Contrato No. 2.

The Parties agree herein to put an end to all the differences and complaints deriving from, or that could have existed between them upon the Agreement No.2.

Pursuant the termination of Contract No 2, the Parties agree that there shall be no payment of compensation, sanction, penalty, prejudice or requirement of any obligation for the Parties.

iii.    ID GLOBAL LATAM expressly declares that there are no pending obligations from RECAUDO BOGOTÁ and in favor of ID GLOBAL LATAM S.A.S. derived, directly or indirectly from Agreement No.2.

iv.    ID GLOBAL LATAM, directly and on behalf of their predecessors, and by each one of their directors, employees, proxies, directives, companies, affiliates, partners, agents, accountants, managers, licensors, successors, any kind of beneficiaries or assignees; resign and desist, for the benefit of RECAUDO BOGOTÁ, and of its predecessors, parents, subsidiaries and affiliates, and of each of its respective owners, shareholders, directors, employees, proxies, directors, agents, direct or indirect controlling shareholders, agents, accountants, managers, licensors, successors, of the following:

1.    Any claim caused or derived from the negotiation, conclusion, execution and or termination of the Agreement No. 2.

2.     El ejercicio de cualquier acción judicial o extrajudicial ante la justicia ordinaria, ante un tribunal de arbitramento o autoridad administrativa originada o derivada, en general, del Contrato No.2, en Colombia o en cualquier otra jurisdicción.

3.     Cualquier clase de proceso, juicio, pleito, reclamación o demanda, sea cual fuere la naturaleza y finalidad de los mismos, en derecho o en equidad, respecto del Contrato No. 2.

4.     Cualquier reclamo, demanda, acción, causa, controversia, deuda, costas, honorarios de abogados, honorarios de auxiliares de la justicia, perjuicios, sentencias o reclamo por responsabilidad legal de cualquier naturaleza que exista, haya existido o llegare a existir entre las Partes, basado en cualquier hecho, circunstancia, acontecimiento, acción u omisión que ocurra en cualquier momento y hasta la fecha de este Acuerdo.

b.       Concesiones y declaraciones de RECAUDO BOGOTA:

i.     RECAUDO BOGOTA acepta expresamente que el Contrato de Prestación del Servicio de Recolección de Dinero en Efectivo es la única relación comercial existente entre las Partes.

ii.    RECAUDO BOGOTA realiza las siguientes concesiones en beneficio de ID GLOBAL LATAM S.A.S.:

1.     La Partes acuerdan la terminación del Contrato No.2, y por tanto desisten y renuncian de cualquier acción o reclamo relacionado con, o que intente obtener el reconocimiento de cualquier pago o indemnización de cualquier tipo.

2.    Any judicial or extrajudicial action before the ordinary justice, an arbitral tribunal or administrative authority, caused or derived, in general, from Agreement No.2, in Colombia or in any other jurisdiction.

3.    Any kind of proceeding, judgement, litigation, claim or lawsuit, which ever its nature or end, whether in law or in equity, with respect to Agreement No.2.

4.    Any claim, lawsuit, action, motion, controversy, debt, court or lawyers’ fees, or fees of any auxiliaries of justices, damages, judgments or claim for legal responsibility that exists, or may have existed or that could exist among the Parties, based on any fact, circumstance, happening, action or omission in any moment and until the date of this Agreement.

b.             Concessions and declarations by RECAUDO BOGOTÁ

i.     RECAUDO BOGOTÁ expressly agrees that the Contract for the Provision of Cash Collection Services is the only existing commercial relation among the Parties.

ii.     RECAUDO BOGOTÁ makes the following concessions for the benefit of ID GLOBAL LATAM S.A.S.:

1.    The parties agree to terminate Agreement No.2, and therefore withdraw and renounce to initiate any action or claim related to, or seeking to obtain the recognition of any payment or compensation of any kind.

2.    En consecuencia, las Partes acuerdan abstenerse de iniciar, continuar, promover o contribuir a procesos arbitrales, judiciales, administrativos o constitucionales, así como acciones, reclamos, demandas, quejas o inconformidades que puedan afectar o estén relacionadas con el Contrato No 2.

Las Partes acuerdan por medio del presente acuerdo poner fin a todas las diferencias y reclamaciones surgidas y que hubieren podido existir entre las Partes en relación o con ocasión del Contrato No.2.

En virtud de esta terminación, las Partes acuerdan que no habrá lugar al pago de indemnización, sanción, penalización, perjuicio o exigencia de alguna obligación para las Partes.

iii.   RECAUDO BOGOTÁ acepta expresamente que no existen obligaciones pendientes a cargo de ID GLOBAL LATAM S.A.S. y en favor de RECAUDO BOGOTÁ derivadas, directa o indirectamente, del Contrato No. 2.

iv.   RECAUDO BOGOTA, directamente y a través de sus predecesores, y de cada uno de sus respectivos directivos, empleados, apoderados, directores, compañías afiliadas, socios, agentes, contadores, gerentes, licenciados, sucesores, cualquier clase de beneficiarios o cesionarios renuncia y desiste, respecto de ID GLOBAL LATAM S.A.S., de sus predecesores, matrices, subsidiarias y afiliadas, y de cada uno de sus respectivos propietarios, accionistas, directivos, empleados, apoderados, directores, socios, controlantes directos e indirectos, agentes, contadores, gerentes, licenciados, sucesores, de lo siguiente:

2.    In consequence, the Parties agree to refrain from initiating, continuing, promoting, or contributing in arbitral, judicial, administrative or constitutional proceedings, as well as any actions, claims, lawsuits, complaints or non-conformities that could affect or be related to the Agreement No. 2.

The Parties agree herein to put an end to all the differences and complaints deriving from, or that could have existed between them upon the Agreement No.2.

Pursuant to the termination of Agreement No.2, the parties will not be entitled to any compensation, penalties, damages, payments of convictions or payments for civil liability nor any obligation or liability arising from the Agreement No.2.

iii.    RECAUDO BOGOTÁ expressly declares that there are no pending obligations from ID GLOBAL LATAM S.A.S. and in favor of RECAUDO BOGOTÁ derived, directly or indirectly from Agreement No.2.

iv.    RECAUDO BOGOTÁ directly and on behalf of its predecessors, and of each one of its directives, employees, proxies, directors, affiliate companies, partners, agents, accountants, managers, licensors, successors, any kind of beneficiaries or assignees, resigns and desists, for the benefit of ID GLOBAL LATAM S.A.S., and its predecessors, parents, subsidiaries and affiliates and of each of their respective, owners, shareholders, directors, employees, proxies, directives, partners, direct or indirect controlling shareholders, agents, accountants, managers, licensors, successors of the following:

1.    Cualquier reclamo originado o derivado de la negociación, celebración, ejecución y/o terminación del Contrato No. 2.

2.    El ejercicio de cualquier acción judicial o extrajudicial ante la justicia ordinaria, ante un tribunal de arbitramento o autoridad administrativa originada o derivada, en general, del Contrato No. 2, en Colombia o en cualquier otra jurisdicción.

3.    Cualquier clase de proceso, juicio, pleito, reclamación o demanda, sea cual fuere la naturaleza y finalidad de los mismos, en derecho o en equidad, respecto del Contrato No. 2.

4.    Cualquier reclamo, demanda, acción, causa, controversia, deuda, costas, honorarios de abogados, honorarios de auxiliares de la justicia, perjuicios, sentencias o reclamo por responsabilidad legal de cualquier naturaleza que exista, haya existido o llegare a existir entre las Partes, basado en cualquier hecho, circunstancia, acontecimiento, acción u omisión que ocurra en cualquier momento y hasta la fecha de este Acuerdo.

TERCERA. - RESPONSABILIDAD: Las Partes reconocen expresamente que este Acuerdo pone fin a todas las diferencias, reclamaciones, pleitos y pretensiones pasadas, existentes o por existir entre las Partes, incluyendo, pero sin limitarse, las derivadas de la naturaleza, negociación, celebración, ejecución y terminación del Contrato No.2, y no implica reconocimiento de responsabilidad por ninguna de ellas.

1.    Any claim caused or derived from the negotiation, conclusion, execution and or termination of Agreement No. 2.

2.    Any judicial or extrajudicial action before the ordinary justice, an arbitral tribunal or administrative authority, caused or derived, in general, from Agreement No.2, in Colombia or in any other jurisdiction.

3.    Any kind of proceeding, judgement, litigation, claim or lawsuit, which ever its nature or end, whether in law or in equity, with respect Agreement No.2.

4.    Any claim, lawsuit, action, motion, controversy, debt, court or lawyers’ fees, or fees of any auxiliaries of justices, damages, judgments or claim for legal responsibility that exists, or may have existed or that could exist among the Parties, based on any fact, circumstance, happening, action or omission in any moment and until de date of this Agreement.

THIRD. - RESPONSIBILITY: The Parties acknowledge that this Agreement ends all differences, claims, litigations and pleadings based, existing now or in the future, including but not limited to the ones derived from the nature, conclusion, execution and termination of Agreement No.2, and does not imply the recognition of responsibility upon any of them.

Es claramente entendido que, sin perjuicio de lo establecido en este Acuerdo, RECAUDO BOGOTA se obliga a mantener a ID GLOBAL LATAM S.A.S., o cualquiera de sus respetivos directivos, empleados, abogados, directores, socios, agentes, contadores, gerentes, licenciantes, entidades controlantes y cualquier otro afiliado, y cualquier tipo de beneficiario o cesionario, indemne de cualquier costo, gasto, litigios, multas, reclamaciones, originadas en reclamos de cualquier tercero contra ID GLOBAL LATAM S.A.S., en conexión de alguna forma con el Contrato No.2.

RECAUDO BOGOTA se obliga a mantener a ID GLOBAL LATAM S.A.S., o cualquiera de sus respetivos directivos, empleados, abogados, directores, socios, agentes, contadores, gerentes, licenciados, entidades controlantes y cualquier otro afiliado, y cualquier tipo de beneficiario o cesionario, indemne de cualquier costo, gasto, litigios, multas, reclamaciones, iniciada por cualquiera autoridad colombiana, incluyendo pero sin limitarse a la Dirección de Impuestos y Aduanas Nacionales (DIAN) y el Banco de la República contra de ID GLOBAL LATAM S.A.S., en conexión con el Contrato No. 2.

Igualmente, sin perjuicio de lo establecido en este Acuerdo, ID GLOBAL LATAM S.A.S. se obliga a mantener a RECAUDO BOGOTA, o cualquiera de sus respetivos directivos, empleados, abogados, directores, socios, agentes, contadores, gerentes, licenciantes, entidades controlantes y cualquier otro afiliado, y cualquier tipo de beneficiario o cesionario, indemne de cualquier costo, gasto, litigios, multas, reclamaciones, originadas en reclamos de cualquier tercero contra de RECAUDO BOGOTA, en conexión de alguna forma con el Contrato No.2.

ID GLOBAL LATAM S.A.S. se obliga a mantener a RECAUDO BOGOTA, o cualquiera de sus respetivos directivos, empleados, abogados, directores, socios, agentes, contadores, gerentes, licenciantes, entidades controlantes y cualquier otro afiliado, y cualquier tipo de beneficiario o cesionario, indemne de cualquier costo, gasto, litigios, multas, reclamaciones, iniciada por cualquiera autoridad colombiana, incluyendo pero sin limitarse a la Dirección de Impuestos y Aduanas Nacionales (DIAN) y el Banco de la República contra RECAUDO BOGOTA, en conexión con el Contrato No. 2.

CUARTA. - INTEGRALIDAD: Este Acuerdo ha sido celebrado por las Partes en forma totalmente voluntaria y con la clara intención de acogerse a las consecuencias legales establecidas en el artículo 2483 del Código Civil. Este Acuerdo sustituye cualquier acuerdo escrito o verbal que hayan celebrado las Partes y, por lo tanto, constituye el único contrato de transacción entre ellas respecto de la negociación, celebración, ejecución y terminación del Contrato No.2, cualquier otra causa directa o indirectamente relacionada con las mismas y todos los demás aspectos indicados en las consideraciones y en las cláusulas de este Acuerdo.

It is clearly understood that, without prejudice to the provisions set forth in this Agreement, RECAUDO BOGOTA is obliged to hold ID GLOBAL LATALM S.A.S., or any of its respective directives, employees, lawyers, directors, partners, agents, accountants, controlling entities and any beneficiary or assignee, harmless of any cost, expense, litigation, fines, claims, caused by complaints of any third party against ID GLOBAL LATAM S.A.S., in relation to Agreement No. 2.

RECAUDO BOGOTÁ is hereby obliged to hold ID GLOBAL LATAM S.A.S., or any of its respective directives, employees, lawyers, directors, partners, agents, accountants, managers, licensors, controlling entities and any other affiliate or type of beneficiary or assignee, harmless of any cost, expense, litigation, fines, or claims, initiated by any Colombian authority, included but not limited to the National Tax and Customs Department (DIAN) and the Central Bank (Banco de la República) against ID GLOBAL LATAM S.A.S., in relation to the Agreement No2.

Likewise, without prejudice to the aforesaid in this Agreement, ID GLOBAL LATAM S.A.S. is obliged to hold RECAUDO BOGOTÁ, or any of their respective directives, employees, lawyers, directors, partners, agents, accountants, controlling entities and any beneficiary or assignee, harmless of any cost, expense, litigation, fines, claims, caused by complaints of any third party against RECAUDO BOGOTÁ, in relation to Agreement No. 2.

ID GLOBAL LATAM S.A.S. is obliged to hold RECAUDO BOGOTÁ or any of its respective directives, employees, lawyers, directors, partners, agents, accountants, managers, licensors, controlling entities and any other affiliate or type of beneficiary or assignee, harmless of any cost, expense, litigation, fines, or claims, initiated by any Colombian authority, included but not limited to the National Tax and Customs Department (DIAN) and the Central Bank (Banco de la República) against RECAUDO BOGOTA, in relation to Agreement No. 2.

FOURTH. - ENTIRE AGREEMENT: This Agreement has been entered into by the Parties by their own free will, and with the clear intention to be bound with legal consequences established in article 2483 of the Civil Code. This Agreement supersedes any written or oral agreement entered into previously by the Parties and, for this reason, constitutes the only settlement between the Parties with respect to the negotiation, execution, performance and termination of Agreement No.2., and any other matters between the Parties as set forth herein.

QUINTA. - EFECTOS: Las Partes expresan su voluntad de que este Acuerdo surta los efectos de una sentencia ejecutoriada en última instancia y de que las renuncias contenidas en este Acuerdo surtan plenos efectos y tengan plena validez y fuerza legal, sea cual fuere la jurisdicción en que sean invocadas, alegadas o defendidas. En consecuencia, las partes manifiestan expresamente que este Acuerdo surte plenos efectos y tiene plena validez y fuerza legal en Colombia y cualquier otra jurisdicción ante la cual se pretenda reclamar cualquier derecho o solicitar la invalidez de cualquier acuerdo entre las Partes. Las Partes dejan constancia que celebran este Acuerdo con la asistencia y asesoría de un abogado, con el objeto de precaver un litigio eventual en los términos y para los efectos previstos por el Título 39 del Libro 4º del Código Civil Colombiano.

En consecuencia, en el evento de incumplimiento de alguna de las Partes de los términos aquí convenidos, la parte cumplida tan sólo tendrá derecho a reclamar las obligaciones contenidas en este Acuerdo, junto con la indemnización de perjuicios correspondiente, pero no la resolución del Acuerdo.

SÉXTA. – LEY APLICABLE Y ARBITRAJE: Este Acuerdo se rige y será interpretado por las leyes de la República de Colombia. Toda controversia o diferencia relativa este Acuerdo de Transacción se resolverá por un Tribunal Arbitral que sesionará en el Centro de Arbitraje y Conciliación de la Cámara de Comercio de Bogotá, de acuerdo con las siguientes reglas:

1.    El Tribunal estará integrado por 3 árbitros designados por las Partes de común acuerdo. En caso de que no sea posible, los árbitros serán designados por el Centro de Arbitraje y Conciliación de la Cámara de Comercio de Bogotá, a solicitud de cualquiera de las partes.

2.    El procedimiento aplicable será el del Reglamento para Arbitraje Nacional del Centro de Arbitraje y Conciliación de la Cámara de Comercio de Bogotá.

3.    El Tribunal decidirá en derecho.

SEPTIMA. - SEPARABILIDAD: En el evento en que una cualquiera de las cláusulas del presente Acuerdo fuere declarada ineficaz, nula o inoponible, este sólo hecho no afectará la eficacia, validez u oponibilidad del Acuerdo en su integridad.

OCTAVA. - IMPUESTOS Y GASTOS CAUSADOS POR EL PRESENTE ACUERDO: Cada una de las Partes asumirá sus propios impuestos o gastos causados con ocasión de la celebración del presente Acuerdo y gastos de abogado.

FIFTH. - EFFECTS: The Parties hereby intend this Agreement to have the effects of a final and binding judgment and, that the waivers contained in this Agreement have full effect, total validity and legal force, regardless of the jurisdiction in which they are invoked, alleged or defended. Consequently, the Parties specifically agree that this Agreement will have effect and total validity and be enforceable in Colombia, and in any other jurisdiction where any Party claims any right or seeks to invalidate any agreement between the Parties. Both Parties hereby declare that they entered into this Agreement with the assistance and advice of legal counsel, to terminate any litigation, current or future, under the terms and for the effects established under Title 39 of Book 4 of the Colombian Civil Code.

As a consequence, in the event of a breach of the terms herein agreed by any of the Parties, the fulfilling Party will only have the right to claim the performance of the obligations contained in this Agreement, along with the corresponding compensations for damages, but is not entitled to claim the termination of this Agreement.

SIXTH – APPLICABLE LAW AND ARBITRATION: This Agreement is governed by and should be construed under the laws of the Republic of Colombia. All disputes or differences arising out of or in connection with this Settlement Agreement shall be finally decided before an Arbitral Tribunal, held in the Center of Arbitration and Conciliation of the Chamber of Commerce of Bogotá, pursuant to the following rules:

1.    The Tribunal shall be integrated by three (3) arbitrators appointed by mutual consent of the Parties. If it is not possible, the arbitrators shall be appointed by the Center of Arbitration and Conciliation of the Chamber of Commerce de Bogotá, upon the request of any of the Parties.

2.    The proceeding shall follow the Arbitration Rules of the Center of Arbitration and Conciliation of the Chamber of Commerce of Bogotá.

3.    The Tribunal shall decide in law.

SEVENTH. - SEVERABILITY: In the event that any of the clauses of this Agreement becomes unenforceable, void or null, this fact by itself will not affect the effectiveness, validity or enforceability of the entire Agreement.

EIGTH. - TAXES AND EXPENSES CAUSED BY THE PRESENT SETTLEMENT AGREEMENT: Each party will bear its own cost and taxes and attorneys’ fees, if any, arising out of the subject matter covered under this Agreement.

NOVENA. - COSA JUZGADA. Las Partes acuerdan que este Acuerdo hace tránsito a cosa juzgada, de conformidad con los artículos 2483 del Código Civil.

DÉCIMA. - CONFIDENCIALIDAD. El contenido de este Acuerdo es estrictamente confidencial y en tal virtud las Partes se comprometen a no revelarlo ni total ni parcialmente a terceras personas, salvo con el propósito de hacer cumplir los términos del mismo o en el evento de ser requerido por la ley o autoridad judicial. La violación de esta obligación dará lugar a la obligación de indemnizar los perjuicios que con ello se causen, incluyendo el daño emergente y el lucro cesante.

DÉCIMA PRIMERA. - MÉRITO EJECUTIVO: Para todos los efectos legales y contractuales, el presente Acuerdo prestará merito ejecutivo en los términos de ley, por incorporar obligaciones claras, expresas y exigibles.

DÉCIMA SEGUNDA. IDIOMA: Para un mejor entendimiento por parte de ID GLOBAL LATAM, este Contrato tendrá una versión en inglés pero la versión en español tendrá prevalencia. En todo caso si hay una contradicción entre la versión en español y la versión en inglés, prevalecerá la versión en español.

En prueba de conformidad se suscriben 2 ejemplares del presente Acuerdo, del mismo tenor y a un solo efecto, en la ciudad de Bogotá (Colombia) a los nueve días de Noviembre de 2017 (“Fecha Efectiva”).

NINTH. - RES JUDICATA. The Parties consent this Agreement to be deemed res judicata in accordance with the provisions of articles 2483 of the Colombian Civil Code.

TENTH. - CONFIDENTIALITY. The content of this Agreement is strictly confidential and, as such, the Parties shall not reveal it totally or partially to any third party, except with the purpose of complying with this Agreement or in the event of it being required by the law or a judicial authority. The breach of this obligation will cause the obligation to compensate the damages so caused, including actual damages and loss of profit.

ELEVENTH. – ENFORCEMENT: For all legal and contractual effects, this Agreement will have legal enforcement merits in the terms of the law, as it includes express, clear and enforceable obligations.

TWELFTH - LANGUAGE:
For a better understanding by ID GLOBAL LATAM, this Contract will have an English version but the Spanish version will prevail. In any case, if there is a contradiction between the Spanish version and the English version, the Spanish version will prevail.

In witness whereof, this Agreement is executed in 2 copies with the same terms in the city of Bogotá (Colombia) on November 09, 2017 (“Effective Date”).

Por RECAUDO BOGOTÁ S.A.S.	Por ID GLOBAL LATAM S.A.S
/s/ JAVIER CANCELA FRÍAS JAVIER CANCELA FRÍAS Representante Legal / Legal Representative Cédula de Extranjería /Alien Identity card No. 420859	/s/ RICARDO ADOLFO GALEANO ARIAS RICARDO ADOLFO GALEANO ARIAS Representante Legal / Legal Representative Cédula de Ciudadanía/ Citizenship Card No.79.417.827

Aprobó: Daniela Hidalgo (Coordinadora de Contratos), Juan Nicolás Devis (Gerente Jurídico)